EXHIBIT 3.3

                                                      STATE OF DELAWARE
                                                      SECRETARY OF STATE
                                                      DIVISION OF CORPORATIONS
                                                      FILED 09:00 AM 10/11/1994
                                                      944191943 - 2246544



                      CERTIFICATE OF DESIGNATION

                                  OF

                        UNIVERSAL HEIGHTS, INC.

It is hereby certified that:

      1. The name of the corporation (the "Corporation") is Universal Heights, Inc.

      2. The entire board of directors of the Corporation, pursuant to the authority expressly vested in the Board by the Amended and Restated Certificate of Incorporation of the Corporation, has adopted the resolution attached hereto as Exhibit A creating and establishing the terms of a new series of Preferred Stock designated "Series A Preferred Stock.

      IN WITNESS WHEREOF, the undersigned Corporation has caused this Certificate of Designation to be signed this 7th day of October 1994, by its duly authorized officers, each of whom affirms, under penalties of perjury, that the facts stated herein are true.

                                    UNIVERSAL HEIGHTS, INC.


                                    By: /s/ Bradley I. Meier
                                        --------------------------
                                        Bradley I. Meier
                                        Chairman and President


ATTEST:

By: /s/ Michael Siegel
    -------------------
    Michael Siegel
    Assistant Secretary


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                                    EXHIBIT A

      BE IT FURTHER RESOLVED, that in order to effect the Debt Conversion and pursuant to the authority vested in the Board of Directors of the Corporation by its Certificate of Incorporation, the Board of Directors does hereby provide for and authorize the issuance of an aggregate of 49,950 shares of the preferred stock, par value $.01 per share, of the Corporation, to be designated "Series A Preferred Stock" of the presently authorized but unissued shares of preferred stock of the Corporation. The voting powers, designations, preferences, and relative, participating, optional or other special rights of the Series A Preferred Stock authorized hereunder and the qualifications, limitations and restricting of such preferences and rights are as follows:

            1.  Dividends.
                ---------

                (a) To the extent not prohibited by Delaware law, the Board of Directors of the Corporation shall declare and the Corporation shall pay preferential dividends to the holders of Series A Preferred Stock accrued as provided herein and no more dividends. Except as otherwise provided herein, dividends on each share of Series A Preferred Stock (a "Share") shall accrue cumulatively from and including the date of issuance at the rate of $.25 per share per quarter whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. For purposes of this Section 1(a), the date on which the Corporation initially issues any Share is its "date of issuance" regardless of the number of times transfer of such Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates that may be issued to evidence such Share (whether by reason of transfer of such Share or for any other reason).

                (b) The Series A Preferred Stock shall be preferred as to the payment of dividends over the shares of all common stock, par value $.01 per share, of the Corporation (the "Common Stock"). Dividends (whether current or in arrears) on the Preferred Stock shall be paid before any dividends (other than dividends payable in Common Stock) on any junior stock shall be declared and set apart for payment or paid.

                (c) All dividends payable on the Preferred Stock shall be cumulative and shall be paid on the last day of the Corporation's fiscal quarter of each fiscal year.


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                (d) Dividends not paid as required by the terms of the
      Series A Preferred Stock shall bear interest at the rate of 10% per annum.

                (e) If at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series A Preferred Stock, such payment will be distributed ratably among the holders of Series A Preferred Stock so that an equal amount is paid with respect to each outstanding Share.

                (f) The Corporation agrees to take all action that may be necessary or advisable to permit the Corporation to meet its obligations to the holders of Series A Preferred Stock.

                (g) At the option of the Board of Directors of the Corporation, any dividend then accrued may be paid either in cash or in shares of the Common Stock having a "market price" (as hereinafter defined) equal to the amount of the dividend.

            2. VOTING. The holders of the shares of Series A Preferred Stock shall have the right to vote on all matters submitted to a vote of the Corporation's Shareholders, at the rate of ten (10) votes to each one share of Series A Preferred Stock held on the record date for such meeting.

            3. REDEMPTION.

                (a) The Corporation, may AT the option of the Board of Directors, at any time until October 6, 1999, with funds legally available for such purpose under Delaware law, redeem the whole or any part of the outstanding shares of Series A Preferred Stock at a redemption price of Ten Dollars ($10.00) per Share plus an amount equal to all accrued and unpaid dividends and interest thereon to and including the redemption date.

                (b) If less than all shares of Series A Preferred Stock are redeemed at any time under this Section 3, shares of Series A Preferred Stock held by each holder of record thereof shall be called for redemption pro rata, according to the number of shares of Series A Preferred Stock held by such holder, subject, however, to such adjustment as may be equitably determined by the Corporation in order to avoid the redemption of fractional shares.

                (c) Any redemption of any or all of the outstanding shares of Series A Preferred Stock shall be effected in


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      accordance with the provisions of this Section 3(c).

                        (i) Any such  redemption  shall be effected by
                written notice given by mail, postage prepaid, not less than fifteen (15) days nor more than thirty (30) days prior to the date fixed for redemption to the holders of record of Series A Preferred Stock whose shares are to be redeemed at their respective addresses as to the same shall appear on the books of the corporation. Each such notice of redemption shall specify the date fixed for redemption, the redemption price and place of payment thereof, and if less than all outstanding shares of Series A Preferred Stock are to be redeemed, the number of shares of Series A Preferred Stock held by each holder of record thereof which are being called for redemption. A holder of Series A Preferred Stock may, at its sole option, convert the Series A Preferred Stock called for redemption at any time within seven (7) days after first receiving the notice called for in this Section 3(c)(i). Any such conversion shall be made in accordance with Section 4 hereof.

                        (ii) Notice of redemption having been duly given, then on the date for such redemption, the certificates for the Series A Preferred Stock called for redemption (whether or not surrendered) shall be deemed no longer outstanding for any purpose, and all rights with respect to such shares shall thereupon cease and terminate, except the right of the holders of such shares to receive, out of such deposit in trust, on the redemption date, the redemption price to which they are entitled, without interest.

                        (iii) In case any  certificate  for  shares of
                Series A Preferred Stock shall be surrendered by the holder thereof for payment in connection with the redemption of only a portion of the shares represented thereby, the Corporation shall deliver to or upon the order of the holder thereof a certificate or certificates for the number of shares of Series A Preferred Stock represented by such surrendered certificate which are not being redeemed.

                  In case  any  holder  of  Series A  Preferred  Stock
            called for redemption shall not, within ninety (90) days after deposit by the Corporation of funds for the redemption thereof, claim the amount deposited for


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            redemption  thereof,  the bank,  trust company or transfer agent with which such funds were deposited shall, upon demand, pay over to the Corporation the balance of such amount so deposited and such bank, trust company or
            transfer   agent  shall   thereupon  be  relieved  of  all
            responsibility to such holder, who shall thereafter look solely to the Corporation for payment of the redemption price of his shares

            4. CONVERSION. The holders of shares of Series A Preferred Stock shall have conversion rights as follows:

                (a) Each holder of a share of Series A Preferred Stock shall have the right, at any time, to convert such share into fully paid and nonassessable shares of Common Stock, at the rate of 10 shares of Common Stock for each one share of the Series A Preferred Stock (the "conversion rate").

                (b) The Corporation shall not be required, in connection with any conversion of shares of Series A Preferred Stock to issue a fraction of a share of its Common Stock, but in lieu thereof the Corporation shall make a cash payment (calculated to the nearest cent- - five mills being considered as nearer to the next higher cent) equal to such fraction multiplied by the market price of the Common Stock on the trading day prior to conversion.

                (c) Any holder of shares of Series A  Preferred  Stock
      electing to convert such shares into Common Stock shall surrender the certificate or certificates for such shares at the office of the Corporation (or at such other place as the Corporation may designate by notice to the holders of shares of Series A Preferred Stock) during regular business hours, duly endorsed to the Corporation or in blank, or accompanied by instruments of transfer to the Corporation in blank, in form satisfactory to the Corporation and shall give written notice to the Corporation at such office that such holder elects to convert such shares of Series A Preferred Stock. The Corporation shall, as soon as practicable after such deposit of certificates for shares of this Series, accompanied by the written notice above prescribed, issue and deliver at such office to the holder for whose account such shares wee surrendered, or to his nominee, certificates representing the number of shares of Common Stock and the cash, if any, to which such holder is entitled upon such conversion.

                (d) Conversion shall be deemed to have been made as of the date of surrender of certificates for the shares of Series A Preferred Stock to be converted, and the giving of written


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


      notice as hereinabove provided; and the person entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such Common Stock on such date. The Corporation shall not be required to deliver certificates for shares of its Common Stock while the stock transfer books for such stock or for this Series A
      Preferred   Stock  are  duly   closed  for  any   purpose,   but
      certificates for shares of Common Stock shall be issued and delivered as soon as practicable after the opening of such books.

                (e) The conversion rate shall be adjusted from time to time as follows:

                        (i) In case the  Corporation  shall  (a) pay a
                dividend or make a distribution in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class) to holders of Common Stock, (b) subdivide its outstanding shares of Common Stock, (c) combine its outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of its shares of Common Stock any shares of capital stock of the Corporation, the conversion right and the conversion rate in effect immediately prior to such action shall be adjusted so that the holder of any shares of this Series thereafter surrendered for conversion shall be entitled to receive the number of shares of capital stock of the Corporation which such holder would have owned immediately following such action and such shares of this Series A Preferred Stock been converted immediately prior thereto. An adjustment made pursuant to this subparagraph shall become effective retroactively immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this Section, the holder of any shares of this Series thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of capital stock of the
                Corporation, the Board of Directors (whose determination shall be conclusive) shall determine the allocation of the adjusted conversion rate between or among shares of such classes of capital stock.

                        (ii) In case the Corporation shall issue rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the market


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


                price of the Common Stock on the record date referred to below, the conversion rate shall be adjusted so that it shall equal the rate determined by multiplying the conversion rate in effect immediately prior to the date of issuance of such rights or warrants by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and the denominator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares that the aggregate offering price of the total number of shares so offered would purchase at such current market price. Such adjustment shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such rights or warrants.

                        (iii) In case the Corporation shall distribute
                to all holders of its Common Stock evidences of its indebtedness or assets (exclusive of any cash dividend paid from retained earnings of the Corporation) or rights or warrants to subscribe to securities of the Corporation (excluding those hereinabove described), then in each such case the conversion rate shall be adjusted so that it shall equal the rate determined by multiplying the conversion rate in effect immediately prior to the date of such distribution by a fraction, the numerator of which shall be the current market price of the Common Stock on the record date referred to below, and the denominator of which shall be such current market price of the Common Stock less the then fair market value (as determined by the Board of Directors of the Corporation, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights or warrants applicable to one share of Common Stock. Such adjustment shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such distribution.

                        (iv) Notwithstanding the foregoing, the Corporation shall not be required to make any adjustment of the conversion rate unless such adjustment would require an increase or decrease of at least 1% in such rate. Any lesser adjustment shall be


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


                carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% in such rate,

                        (v) Whenever an adjustment  in the  conversion
                rate is required, the Corporation shall forthwith place on file with its Secretary a statement signed by its President or a Vice President and by its Secretary or Treasurer or one of its Assistant Secretaries of Assistant Treasurers, stating the adjusted conversion rate determined as provided herein. Such statements shall set forth in reasonable detail such facts as shall be necessary to show the reason and the manner of computing such adjustment. Promptly after the adjustment of the conversion rate, the Corporation shall mail a notice thereof to each holder of shares of Series A Preferred Stock.

                        (vi) In case of either  (a) any  consolidation
                or merger to which the Corporation is a party, other than a merger or consolidation in which the Corporation is the surviving or continuing corporation and which does not result in any reclassification of, or change (other than a change in par value or from par value to no par value or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock, or (b) any sale or conveyance to another corporation of all or substantially all of the assets of the Corporation, then the Corporation, or such successor corporation, as the case may be, shall make appropriate provision so that the holder of each of Series A Preferred Stock then outstanding shall have the right to convert such shares of Series A Preferred Stock into the kind and amount of shares or other securities and property receivable upon such consolidation, merger, sale or conveyance by a holder of the number of shares off Common Stock into which such shares of Series A Preferred Stock might have been converted immediately prior to consolidation, merger, sale or conveyance, subject to adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for hereunder. The provisions of this Section shall apply similarly to successive consolidations, mergers, sales or conveyances.


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                        (vii) The Corporation shall take all necessary
                action to cause any shares of Series A Preferred Stock which shall at any time have been converted to resume the status of authorized but unissued shares of Series A Preferred Stock, without designation as to series, until such shares are once more designated as part of a particular series by the Board of Directors. The Corporation shall at all times reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the shares of this Series, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of this Series; provided, however, that nothing contained herein shall preclude the Corporation from satisfying its obligations in respect of the conversion of the shares by delivery of purchased shares of Common Stock which are held in the treasury of the Corporation.

                        (viii) If any shares of Common Stock  required
                to be reserved for purposes of conversion of shares of Series A Preferred Stock hereunder require registration with or approval of any governmental authority before such shares may be issued upon conversion, the Corporation shall cause such shares to be duly registered or approved, as the case may be. The Corporation will endeavor to list the shares of Common Stock required to be delivered upon conversion of shares of this Series prior to such delivery upon each national securities exchange upon which the outstanding Common Stock is listed at the time of such delivery.

                        (ix) The Corporation shall pay any and all issue or transfer taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series A Preferred Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax which is payable in respect of any transfer involved in the issue or delivery of Common Stock in a name other than in which the shares of Series A Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.


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                        (x) Before taking any action that would result
                in the conversion rate being less than the then par value of the Common Stock, the Corporation shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation
                may  validly   and   legally   issue  fully  paid  and
                nonassessable shares of Common Stock.

                        (xi) As used herein,  the term "market  price"
                shall mean the closing or last sales price for the security on the principal exchange on which the security is then traded or the NASDAQ National Market System, as othe case may be, or if not so traded, the average of the closing bid and asked price on NASDAQ, or if not so traded, the average of the high or low bid prices as reported by the National Quotation Bureau, Incorporated. If no quotation is available for an applicable conversion record date, the quotation used shall be that for the most recent trading day prior to the record date of which a quotation is available. As used herein, the term "trading day" shall be a day on which the principal securities exchange on which the Common Stock is traded, is open for business.

            5. LIQUIDATION, DISSOLUTION WINDING UP. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, either voluntarily or involuntarily, the amount that shall be paid to the holder of each share of Series A Preferred Stock (the "liquidation value" of such shares) shall be the fixed amount of $10.00 for each such share and the additional sum representing declared but unpaid dividends thereon, if any. Neither the merger or consolidation of the Corporation, nor the sale, lease or conveyance of all or part of its assets, shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation, either voluntarily or involuntarily, within the meaning of this section.

            6. PREFERENTIAL RANK. All shares of Common Stock shall be of junior rank in respect of the preferences as to dividend, distributions and payments upon the liquidation, dissolution or winding up of the Corporation to all shares of Series A Preferred Stock. The rights of the shares of Common Stock shall be subject to the preferences and rights of the Series A Preferred Stock.

            7. REQUIRED SHARES. Any shares of Series A Preferred Stock that have been issued and subsequently reacquired by the Corporation or redeemed or purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and


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

      canceled promptly after the acquisition thereof. All such Shares upon their cancellation shall become authorized but unissued shares of the preferred stock, par value $.01 per share, of the Corporation and may be redeemed as part of a new series of preferred stock of the Corporation to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth in the Corporation's Certificate of Incorporation.











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